UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

As reported in the Company’s December 27, 2013 press release, Symmetry Medical, Inc. has entered into an Omnibus Amendment No. 3 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty, Consent and Waiver (the “Amendment”). The Amendment enables the Company to pay down its mezzanine debt, otherwise due December 2017, using its existing $200.0 million senior secured revolving credit facility. The Company’s payment of the mezzanine debt is effective December 27, 2013, and consists of equal payments of $36,204,563 to each of its mezzanine lenders, JPM Mezzanine Capital, LLC and GSO Blackstone Debt Funds Management, LLC. The Company anticipates that lower interest payments associated with the elimination of the higher rate mezzanine debt will be approximately $0.10 accretive to 2014 earnings per share.

The Amendment also updates the Company’s total leverage ratio covenant as follows: 4.00x through the fourth quarter 2013 and first quarter 2014; 3.75x through second quarter 2014; 3.50x through fourth quarter 2014; and 3.25x thereafter as well as amends the agreed approach to calculating adjusted EBITDA for certain clarifications and modifications. The Amendment amends the guaranty agreements of the Company's subsidiaries to include an obligation on the part of each guarantor, subject to certain limitations, to provide funds to each other guarantor to the extent required to enable that guarantor to discharge its guaranty obligations with respect to certain swap obligations under the Credit Agreement. Also, as part of the Amendment, the Company's lenders agreed to waive any default or potential default related to the Company's subsidiary, Clamonta Limited, through the earlier of March 31, 2015 and the date that the book value of Clamonta's assets is at least $7.5 million, and consented to a reorganization of the Company's German subsidiary.

The foregoing summary is qualified in its entirety by the Amendment which is filed herewith as Exhibit 10.1 and the press release filed as exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

10.1	Omnibus Amendment No. 3 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty, Consent and Waiver

99.1	Press Release entitled, “Symmetry Medical Amends Credit Agreement and Eliminates Mezzanine Debt,” issued December 27, 2013

________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: January 1, 2014	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Omnibus Amendment No. 3 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty, Consent and Waiver

99.1	Press Release entitled, “Symmetry Medical Amends Credit Agreement and Eliminates Mezzanine Debt,” issued December 27, 2013